Exhibit 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report on Form 10-K/A of Marvel Entertainment, Inc. (the “Company”) for the fiscal year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Isaac Perlmutter and Kenneth P. West, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Isaac Perlmutter
Isaac Perlmutter
Chief Executive Officer
May 19, 2009

/s/ Kenneth P. West
Kenneth P. West
Chief Financial Officer
May 19, 2009
A signed original of this written statement required by Section 906 has been provided to Marvel Entertainment, Inc. and will be retained by Marvel Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.